Salem Communications Corporation
4880 Santa Rosa Road, Camarillo, CA 93012

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting
to Be Held on Wednesday, June 3, 2009

The Proxy Statement, Annual Report and other proxy materials are available at:
http://bnymellon.mobular.net/bnymellon/salm

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before May 20, 2009 to facilitate timely delivery.

Dear Salem Communications Corporation Stockholder:

The 2009 Annual Meeting of Stockholders of Salem Communications Corporation (the “Company”) will be held at the Westlake Village Inn, 31943 Agoura Road, Westlake Village, California 91361, on Wednesday, June 3, 2009, at 9:30 a.m. (local time).

Proposals to be considered at the Annual Meeting:

(1)	to elect Directors to serve until the 2010 annual meeting of stockholders of the Company;
(2)

to approve the amendment of Company’s Amended and Restated 1999 Stock Incentive Plan (the “Plan”) to extend the expiration date of the Plan for a period of ten (10) years from May 25, 2009, through May 25, 2019; and

(3)	to re-approve the material terms of the performance criteria of the Plan.

Management recommends a vote “FOR” Items 1, 2 and 3.

The Board of Directors has fixed the close of business on April 9, 2009 as the record date (the “Record Date”) for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) thereof.

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Stockholders of record as of the Record Date are encouraged and cordially invited to attend the Annual Meeting.

Meeting Location:

          Westlake Village Inn
          31943 Agoura Road
          Westlake Village, CA 91361

The following Proxy Materials are available for you to review online:

•	the Company’s 2009 Proxy Statement (including all attachments thereto);
•	the Company Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (which is not deemed to be part of the official proxy soliciting materials); and
•	any amendments to the foregoing materials that are required to be furnished to stockholders.

To request a paper copy of the Proxy Materials, (you must reference your 11 digit control number)

Telephone: 1-888-313-0164 (outside of the U.S and Canada call 201-680-6688),
Email: shrrelations@bnymellon.com
Internet: http://bnymellon.mobular.net/bnymellon/salm.

ACCESSING YOUR PROXY MATERIALS ONLINE
YOU MUST REFERENCE YOUR 11-DIGIT CONTROL NUMBER WHEN YOU REQUEST
A PAPER COPY OF THE PROXY MATERIALS OR TO VOTE YOUR PROXY ELECTRONICALLY.

The Proxy Materials for Salem Communications Corporation are available to review at:

http://bnymellon.mobular.net/bnymellon/salm

Have this notice available when you request a PAPER copy of the Proxy Materials, when you want to view your proxy materials online
OR WHEN YOU WANT TO VOTE YOUR PROXY ELECTRONICALLY.

VOTE BY INTERNET
Use the Internet to vote your shares. Have this card in hand when you access the above web site.
On the top right hand side of the website click on “Vote Now” to access the electronic proxy card and vote your shares.

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